Exhibit 10.7

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
UNDER THE CRISPR THERAPEUTICS AG

2026 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:

Pursuant to the CRISPR Therapeutics AG 2026 Stock Option and Incentive Plan as amended and in effect from time to time (the “Plan”), CRISPR Therapeutics AG (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one common share, nominal value CHF 0.03 per share of the Company (each a “Common Share” and collectively, the “Common Shares”).

1.
Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Common Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 2 of this Agreement and (ii) Common Shares have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.
Vesting of Restricted Stock Units. The restrictions and conditions of Section 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee maintains a continuous Service Relationship with the Company or any Affiliate thereof through and including such Dates. Subject to the foregoing, if a series of Vesting Dates is specified, then the restrictions and conditions in Section 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date
_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________

The Administrator may at any time accelerate the vesting schedule specified in this Section 2.

3.
Termination of Service Relationship. If the Grantee’s Service Relationship with the Company or any Affiliate thereof terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Section 2 above, any Restricted Stock Units that have not vested as of such date shall, automatically and without notice, terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units. Notwithstanding the foregoing and subject to applicable law, if the Grantee’s Service Relationship is terminated for Cause (as hereinafter defined) by the Company or any Affiliate thereof or the Grantee violates any continuing obligation or other post-employment or post-termination obligation Grantee may owe to the Company or any Affiliate thereof, the Company, in the Administrator’s sole discretion, may cause the forfeiture or cancellation of any Award granted to Grantee, whether now existing or hereafter formed, and regardless of the form of such Award.
4.
Issuance of Common Shares. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of Common Shares equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a shareholder of the Company with respect to such shares.
5.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.
Section 409A of the US Tax Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the US Tax Code as “short-term deferrals” as described in Section 409A of the US Tax Code.
7.
No Obligation to Continue as a member of the Board or Continue Service Relationship. Neither the Plan nor this Award confers upon the Grantee any rights with respect to continuance as a member of the Board. In addition, neither the Company nor any Affiliate thereof is obligated by or as a result of the Plan or this Agreement to maintain a Service Relationship with the Grantee, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Affiliate thereof to terminate any Service Relationship of the Grantee at any time.
8.
Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
9.
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
10.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

[Signature page follows]

CRISPR THERAPEUTICS AG

By:

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:

Grantee’s Signature

Grantee’s name and address: